UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 24, 2005

Associated Banc-Corp
(Exact name of registrant as specified in its charter)

Wisconsin	001-31343	39-1098068
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Hansen Road, Green Bay, Wisconsin	54304
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	920-491-7000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events

On August 24, 2005, State Financial Services Corporation (“State Financial”), held a special meeting of its shareholders in connection with the previously announced merger with Associated Banc-Corp (“Associated”). At the special meeting, State Financial’s shareholders approved and adopted the Agreement and Plan of Merger, dated March 21, 2005, between State Financial and Associated. The merger is subject to regulatory approval and other customary conditions to closing and is expected to close in the third quarter or early in the fourth quarter of this year.

On August 24, 2005, State Financial and Associated issued a joint press release announcing approval of the merger by State Financial’s shareholders at the special meeting. A copy of the joint press release is filed as Exhibit 99 to this Current Report.

Item 9.01.     Financial Statements and Exhibits.

     (a)  Not applicable.

     (b)  Not applicable.

     (c)  Exhibits. The following exhibits are being filed herewith:

           (99)  Joint Press Release of State Financial Services Corporation and Associated Banc-Corp, dated August 24, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Associated Banc-Corp
(Registrant)
Date August 26, 2005	By /s/ Brian R. Bodager
(Signature)* Brian R. Bodager Chief Administrative Officer, General Counsel & Corporate Secretary

* Print name and title of the signing officer under his signature.

ASSOCIATED BANC-CORP

Exhibit Index to Current Report on Form 8-K

Exhibit Number
(99)	Joint Press Release of State Financial Services Corporation and Associated Banc-Corp, dated August 24, 2005.